                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 (File No. 333-1822) of our report dated February 23, 1996, on our audits of the consolidated financial statement and financial statement schedule of Sun Communities, Inc. which report is incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3(File No. 333-1822) of our report dated February 14, 1996, on our audits of the historical summaries of combined gross income and direct operating expense of the Aspen Properties for the years ended December 31, 1995, 1994 and 1993 which report is incorporated by reference from the March 20, 1996 Form 8-K of Sun Communities, Inc.

We also consent to the reference to our firm under the caption "Experts".



/s/ Coopers & Lybrand L.L.P.
- ---------------------------------
Coopers & Lybrand L.L.P.
Detroit, Michigan
July 5, 1996